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Exhibit 99.2

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2001
(Amounts in Thousands)

        The following unaudited pro forma condensed combined statement of income combines the Scottish Annuity & Life Holdings, Ltd. historical results with the World-Wide Holdings historical results as if the transaction had been consummated on January 1, 2001.

        This unaudited pro forma condensed combined statement of income is not necessarily indicative of what the actual financial results would have been assuming such transaction had been completed on January 1, 2001, nor does it purport to represent the future financial results of Scottish Annuity & Life Holdings, Ltd.

        This unaudited pro forma condensed combined statement of income should be read in conjunction with the historical financial statements of Scottish Annuity & Life Holdings, Ltd. and World-Wide Holdings incorporated by reference or included elsewhere herein. This pro forma condensed combined statement of income does not purport to be indicative of the results which may occur in the future.

	Scottish Holdings (A)	World-Wide (B)	Pro Forma Adjustments		Scottish Holdings Combined
REVENUES
Premiums earned	$68,344	$35,635	—		$103,979
Fee income	4,809	—	—		4,809
Investment income, net	51,692	7,551	(910)	(C)	58,333
Change in unrealized gain on trading securities	—	(6,202)	—		(6,202)
Realized gains (losses)	(5,376)	(285)	—		(5,661)

Total revenues	119,469	36,699	(910)		155,258

BENEFITS AND EXPENSES
Claims and other policy benefits	51,245	23,370	—		74,615
Interest credited to interest sensitive contract liabilities	17,578	—	—		17,578
Acquisition costs and other insurance expenses, net	22,752	4,809	—		27,561
Operating expenses	9,256	4,660	—	(D)	13,916
Interest expense	1,405	—	—		1,405

Total benefits and expenses	102,236	32,839	—		135,075

Net income before income tax expense and minority interest	17,233	3,860	(910)		20,183
Income tax expense	59	1,158	(273)	(E)	944

Net income before minority interest	17,174	2,702	(637)		19,239
Minority interest	(71)	—	—		(71)

Net income before cumulative effect of change in accounting principle	17,245	2,702	(637)		19,310
Cumulative effect of change in accounting principle	(406)	—	—		(406)

NET INCOME	$16,839	$2,702	$(637)		$18,904

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2001

	Scottish Annuity & Life Holdings, Ltd. (A)		World-Wide Holdings (B)	Pro Forma Adjustments		Scottish Annuity & Life Holdings, Ltd. Combined
EARNINGS PER SHARE
Basic
Income before cumulative effect of change in accounting principle	$1.10					$0.96
Cumulative effect of change in accounting principle	(0.02)					(0.02)

Net income	$1.08					$0.94	(G)

Diluted
Income before cumulative effect of change in accounting principle	$1.04					$0.92
Cumulative effect of change in accounting principle	(0.02)					(0.02)

Net income	$1.02					$0.90	(G)

DIVIDENDS PER SHARE	$0.20					$0.20

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	15,646,106	(F)		4,532,380	(H)	20,178,486

Diluted	16,485,338	(F)		4,532,380	(H)	21,017,718

A)
Represents the historical operations of Scottish Annuity & Life Holdings, Ltd. for the year ended December 31, 2001.

B)
Represents the historical operations of World-Wide Holdings for the period from October 1, 2000 through September 30, 2001.

C)
Represents dividend to Pacific Life and income taxes due in connection with payment of the dividend.

  The pro forma adjustment has been made to reduce investments by $13 million to reflect the payment of a U.S. $11.4 million dividend to Pacific Life by World-Wide Holdings prior to closing, and to reflect the payment of a U.S. $1.6 million in taxes in the United Kingdom that are expected to be due in connection with this dividend. Investment income of U.S. $910 thousand has also been reversed from the pro forma condensed combined statement of income for the year ended December 31, 2001. A 7.0% interest rate was used in the determination of the reduction of investment income.

D)
In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). The provisions of SFAS 142 are required to be applied starting with fiscal years beginning after December 15, 2001 with respect to existing goodwill, and with respect to transactions that are consummated after July 1, 2001. As a result, there is no incremental goodwill amortization created by the Transaction. The effect of SFAS 142 will be to eliminate the amortization of existing goodwill and require Scottish Annuity & Life Holdings, Ltd. to test for impairment of goodwill.

E)
Represents income tax effect of pre-tax income statement adjustments computed assuming a 30% effective tax rate for the investment income pro forma adjustment for World-Wide Holdings.

  Historically, World-Wide Holdings has recorded deferred income taxes for timing differences in the recognition of revenues and expenses for financial reporting and income tax purposes. The current U.K. tax rate is 30%. Income tax expense adjustments of U.S. $273 thousand for the year ended December 31, 2001 have been made to the condensed combined statement of income to correspond with the pre-tax income statement adjustments as described in Note C.

F)
Represents the historical weighted average number of shares on a basic and diluted basis for Scottish Annuity & Life Holdings, Ltd. for the year ended December 31, 2001.

G)
Represents adjusted earnings per share on a basic and diluted basis for Scottish Annuity & Life Holdings, Ltd. for the period presented, based on the adjustment to the weighted average number of shares outstanding as described in Note H.

H)
A pro forma adjustment has been made to reflect the issuance of 4,532,380 Scottish Annuity & Life Holdings, Ltd. ordinary shares to Pacific Life in exchange for Pacific Life's ownership interest in World-Wide Holdings.

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SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME For the Year Ended December 31, 2001 (Amounts in Thousands)
SCOTTISH ANNUITY & LIFE HOLDINGS, LTD. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME For the Year Ended December 31, 2001